Exhibit 99.1 UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

Monthly Operating Report

For the Period April 1, 2013 through April 30, 2013

File with the Court and submit a copy to the United States Trustee within 20 days after the end of the month and submit a copy of the report to any official committee appointed in the case. (Reports for Rochester and Buffalo Divisions of Western District of New York are due 15 days after the end of the month, as are the reports for Southern District of New York.)

Required Documents	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	X
Bank Reconciliation (or copies of Debtor’s bank reconciliations)		X
Copies of bank statements		X
Cash disbursements journals	X
Statements of Operations	X
Balance Sheets	X
Status of Post-Petition Taxes	X
Copies of IRS Form 6123 or payment receipt	N/A
Copies of tax returns filed during reporting period		X
Summary of Cash Collateral Borrowings and Unpaid Post-Petition Trade Payables	X
Listing of Aged Post-Petition Accounts Receivable	N/A
Payments to Insiders and Professionals	X
Post Petition Status of Secured Notes, Leases Payable	N/A
Debtor Questionnaire	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief. This monthly operating report generally fulfills the requirements as set forth by the Office of the U.S. Trustee. The financial statements included herein do not necessarily conform with Generally Accepted Accounting Principles, and should be read in conjunction with the global notes and assumptions listed on page 2.

5/15/13
Christopher Bates	Date

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

STATEMENT OF LIMITATIONS, METHODOLOGY, AND

DISCLAIMER REGARDING THE MONTHLY OPERATING REPORT OF

MF GLOBAL HOLDINGS LTD. AND ITS AFFILIATED DEBTORS

The Monthly Operating Report (“MOR”) filed by MF Global Holdings Ltd. (“Holdings Ltd”) and its affiliated debtors, MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc., in these jointly administered chapter 11 cases (collectively, the “Debtors”) is limited in scope, covers a limited time period and has been prepared by the Debtors with the assistance of the Chapter 11 trustee’s advisors solely for the purpose of complying with the reporting requirements of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and title 11 of the United States Code (the “Bankruptcy Code”). The financial information contained in the MOR is preliminary and unaudited, and as such may be subject to revision. The information in the MOR should not be viewed as indicative of future results.

At the time of its bankruptcy filing, Holdings Ltd and its worldwide subsidiaries and affiliates (collectively the “Company”), through its regulated and unregulated broker dealers, futures commission merchant and foreign equivalents, was one of the world’s leading brokers in markets for commodities and listed derivatives. The Company provided its clients with access to more than 70 exchanges globally, and was a leader by volume on many of the world’s largest derivative exchanges. The Company was also an active broker-dealer in markets for commodities, fixed income securities, equities and foreign exchange. The Company was one of 22 primary dealers authorized to trade U.S. government securities with the Federal Reserve Bank of New York (the “Federal Reserve”). In addition to executing client transactions, the Company provided research and market commentary to help clients make trading decisions, as well as provided clearing and settlement services. The Company was also active in providing client financing and securities lending services.

The Company, headquartered in the United States, had operations globally, including the United Kingdom, Australia, Singapore, India, Canada, Hong Kong, and Japan. The Company’s priority was serving the needs of its diversified global client base, which included a wide range of institutional asset managers and hedge funds, professional traders, corporations, sovereign entities, and financial institutions. The Company also offered a range of services for individual traders and introducing brokers. As of October 31, 2011, the Company had approximately 2,870 employees worldwide, 248 of which were employed by the Debtors in the United States. The Company derived revenues from three main sources: (a) commissions generated from execution and clearing services; (b) principal transactions revenue, generated both from client facilitation and proprietary activities; and (c) net interest income from cash balances in client accounts maintained to meet margin requirements, as well as interest related to the Company’s collateralized financing arrangements and principal transactions activities.

Prior to October 31, 2011, when Holdings Ltd filed for bankruptcy, the Debtors operated, with other of Holdings Ltd’s direct and indirect subsidiaries (collectively, the “non-Debtor MFG entities”), on a global, integrated, and interdependent basis. Holdings Ltd’s precipitous filing caused an immediate shutdown of Holdings Ltd’s formerly integrated, globally interdependent information and financial reporting systems. On or about the commencement of Holdings Ltd’s bankruptcy, many of Holdings Ltd’s regulated affiliates around the world became subject to various proceedings, in which administrators or trustees were appointed by the requisite authorities to oversee, manage, and administer the affairs of those affiliates going forward. The Debtors were significantly and adversely affected by these proceedings because they lost full, direct access to certain personnel, a portion of their books and records, certain back office systems, and document repositories. Furthermore, because of these separate administrative and liquidation proceedings, the Debtors were no longer able to communicate directly with the employees of the non-Debtor MFG entities. The Debtors sought cooperation from the non-Debtor MFG entities to perform a global accounting close of the books as of October 31, 2011 or, in the alternative, to gain full, direct access to all non-Debtor MFG entity personnel, books and records, back office systems, and documents. The Debtors’ efforts were ultimately unsuccessful as full cooperation from all non-Debtor MFG entities was not forthcoming.

With respect to the Debtors, the majority of the operational accounting functions, including day-to-day maintenance of the Debtors’ books and records, were historically fulfilled by an accounting group located in Chicago, Illinois and

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

employed by a non-Debtor MFG entity, MF Global Inc. (“MFGI”). On October 31, 2011, a separate proceeding was commenced under the Securities Investor Protection Act of 1970 (“SIPA”) against MFGI and a trustee appointed (the “SIPA Trustee”) pursuant to the provisions of SIPA is administering MFGI’s estate. Since October, 31, 2011, the Debtors have had limited access to the accounting group located in Chicago who primarily maintained their books and records, and limited access to certain back office systems and certain document repositories, as these are controlled by the SIPA Trustee.

The Debtors filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court as follows: (i) Holdings Ltd and MF Global Finance USA Inc. filed on October 31, 2011; (ii) MF Global Capital LLC, MF Global FX Clear LLC, and MF Global Market Services LLC filed on December 19, 2011, and (iii) MF Global Holdings USA Inc. filed on March 2, 2012. The respective Debtor’s bankruptcy filing dates are referred to in this MOR as the “Petition Dates” for the respective Debtor, and any period prior to the respective Debtor’s bankruptcy filing dates are referred to as “pre-petition” for the respective Debtor. The Debtors’ chapter 11 cases have been assigned to the Honorable Judge Martin Glenn and are being jointly administered under the caption “In re MF Global Holdings Ltd., et al.” Case No. 11-15059 (MG). The last date and time for any person or entity to file a proof of claim against the Debtors (the “Bar Date”) has passed as of the filing of this MOR.

The Debtors compiled the financial information available to them and prepared balance sheets and statements of operations (“the financial statements”) for the Debtors, in accordance with the reporting requirements of the Bankruptcy Court. The last close of the Debtors’ books in the normal course of business was performed primarily by the accounting function located in Chicago, as of September 30, 2011. In order to prepare the books and records of each of the Debtors, the Debtors requested certain information from the SIPA Trustee, such as a trial balance, including supporting schedules and reconciliations, for each Debtor as of October 31, 2011. The Debtors used the October 31, 2011 information provided by the SIPA Trustee to roll forward account balances for each Debtor to the respective Petition Dates, considering known business activity and transactions occurring from November l, 2011 through the respective Petition Dates, as appropriate. In doing so, the Debtors were required to make certain estimates and assumptions, which are also reflected in the information contained in the financial statements. There may also be business activity that occurred through the Petition Dates that the Debtors are not aware of and therefore is not included in the financial statements. Additionally, the information provided by the SIPA Trustee for each Debtor as of October 31, 2011 may not be complete or accurate. As a result, while the Debtors have exercised best efforts to ensure that the financial statements are accurate and complete by legal entity based on information that was available and accessible at the time of preparation, in preparing this roll forward of account balances to the Petition Dates through to balance sheet date, inadvertent or unintentional errors, omissions or inaccuracies may exist.

While the Debtors have exercised their best efforts to ensure that the MOR is accurate, based on limited information that was available at the time of preparation, inadvertent errors or omissions may exist. The Debtors reserve the right to amend the MOR from time to time as may be necessary or appropriate.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

NOTES TO FINANCIAL STATEMENTS

These notes are an integral part of the financial statements and information presented in this MOR and should be read in conjunction with the financial statements as well as the Statement of Limitations, Methodology, and Disclaimer Regarding the Monthly Operating Report.

Basis of Presentation

The Debtors have prepared this MOR, as required by the Office of the United States Trustee, based on the information available to the Debtors at this time, but note that such information may be incomplete and may be materially deficient in certain respects. This MOR is not meant to be relied upon as a complete description of the Debtors, its businesses, condition (financial or otherwise), results of operations, prospects, assets or liabilities.

This MOR is not prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). Although the balance sheet and statement of operations (the “financial statements”) may, at times, incorporate information prepared in accordance with US GAAP, the financial statements neither purport to represent nor reconcile with financial statements otherwise prepared and/or distributed by the Debtors in accordance with US GAAP or otherwise. The balance sheets do not reflect normal period-end adjustments that were generally recorded by the Debtors prior to the filing of the Chapter 11 cases after review of major accounts as of the end of each quarterly and annual accounting period. This MOR does not include explanatory footnotes and other disclosures required under US GAAP, and is not presented in a US GAAP-based reporting format. Certain classifications utilized in this MOR may differ from prior report classifications and accordingly amounts may not be comparable.

The reflection in the financial statements of assets greater than liabilities is not an admission that the Debtors were solvent at the balance sheet dates or at any time prior to the balance sheet dates. Likewise, the reflection in the financial statements of liabilities greater than assets is not an admission that the Debtors were insolvent at, or any time prior to, the balance sheet dates.

Certain items presented in this MOR remain under review by the Debtors and may be accounted for differently in future MORs. Accordingly, the financial information herein is subject to change and any such change could be material. The balance sheets do not reflect or provide for all the consequences of the Debtors’ Chapter 11 cases including (i) as to assets, a wide range of legal claims the Debtors are pursuing or considering pursuing, their realizable values on a liquidation basis or their availability to satisfy liabilities, and (ii) as to pre-petition liabilities, the amounts in respect of claims submitted and that may ultimately be allowed for claims or contingencies, or their status and priority. Accordingly, future MORs may reflect adjustments (including write-downs and write-offs) to the assets and adjustments to the liabilities, which may be material.

Use of Estimates

In preparing the financial statements, the Debtors have made various estimates that may affect reported amounts and disclosures. Estimates are based on available information and judgment. Therefore, actual results could differ from estimates and could have a material effect on the financial statements. As more information becomes available to the Debtors, including the outcome of various negotiations and litigation, amongst other matters, it is expected that estimates could be revised. Such revisions may be material.

Current Value — Net Book Value

The Debtors do not have current valuations of all of their assets as of the balance sheet dates. Accordingly, net book values as of the respective Petition Dates are reflected in the Debtors’ respective balance sheets. Exceptions to this include certain other assets, such as investments in subsidiaries and other intangible assets, for which current valuations as of the Petition Dates or balance sheet dates are neither maintained by, nor readily available to, the Debtors and were deemed impaired for accounting purposes as of October 31, 2011 and written down to zero. Amounts ultimately realized may materially vary from amounts currently recorded in the balance sheets. Additional information on potential ranges of recoveries to the Debtors and ranges of recoveries to holders of pre-petition claims is included in the Disclosure Statement filed with the Bankruptcy Court (see discussion below). Accordingly, the Debtors may amend or adjust the value of their assets in the future.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

Foreign Currency

The functional currency of each of the Debtors is U.S. dollars. To the extent the Debtors hold balances in a currency other than U.S. dollars, balances have been remeasured to U.S. dollars as of the balance sheet dates. Unless otherwise indicated, all amounts are reflected in U.S. dollars.

Netting

Prior to the Petition Dates, and in the ordinary course of their businesses, the Debtors incurred setoffs in connection with, among other things, transactions with affiliates, derivatives, and counterparties. Unless otherwise stated, the Debtors have not intentionally offset amounts listed on the balance sheets and therefore the balances listed could be gross or net. Some amounts listed may have been affected by set-offs taken of which the Debtors are not yet aware. Additionally, financial institutions, counterparties, or vendors may have set off receivables and payables with the Debtors, even if such practice was not in accordance with the respective terms and conditions of the parties’ agreements.

Assets and Liabilities related to Derivative Contracts, Guarantees, and Other Contractual Agreements

The Debtors have attempted to identify their derivative contracts, guarantees, and other contractual agreements that they were party to as of the Petition Dates. However, the Debtors do not have full access to all of their documents and contracts because these are held in document repositories controlled by non-Debtor MFG entities. As a result, the Debtors may not have a full listing of their derivative contracts, guarantees, and other contractual agreements. A large number of derivative contracts may have been terminated before or subsequent to the Petition Dates, resulting in the creation of assets or liabilities which are not included in the Debtors’ balance sheets. The balance sheets also do not reflect off-balance sheet commitments, including, but not limited to, contingencies and guarantees made by the Debtors prior to the Petition Dates. Additionally, the validity, existence and extent of the Debtors’ obligations under various guarantees have yet to be determined.

Affiliate Receivables and Payables

Liabilities among the Debtors and the non-Debtor MFG entities, as reflected in the balance sheet accounts of the applicable Debtor as “Affiliate Receivable” or “Affiliate Payable”, are comprised primarily of the following components: (i) trading activity with affiliates (buying and selling securities, derivatives, foreign exchange, and commodities among affiliates), (ii) clearing activity with affiliates (in many cases, the Debtors used MFGI to clear trades), (iii) allocation of operating expenses, including interest charges and financings (notes payable/receivable, repurchase agreements/reverse repurchase agreements, stock or bonds borrowed/loaned), and (iv) affiliate loans and the transfer of cash. The amounts included in the financial statements do not necessarily reflect the ultimate value to be recovered from, or paid for, Affiliate Receivables and Affiliate Payables, respectively.

Subsequent to October 31, 2011, certain costs were borne by MF Global Holdings USA Inc. and Holdings Ltd which benefited all Debtors. Additionally, some Debtors made constructive disbursements on behalf of other Debtors. These costs and disbursements relate primarily to payroll and employee benefits, human resources administration, daily cash management, bankruptcy reporting and filings, bookkeeping, facilities, technology support, and professional fees. The Debtors’ financial statements include allocations for these costs, as applicable.

Other Assets

Other Assets are mainly comprised of prepaid assets, fixed assets, intangible assets, investments in subsidiary, and tax related receivables. The values of certain of these assets were deemed impaired for accounting purposes as of October 31, 2011 and written down to zero. Also included in Other Assets are tax receivables due from affiliates pursuant to a legacy tax sharing agreement.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

Pledged Assets

A significant amount of the assets listed on the Debtors’ balance sheet have been pledged as collateral by the Debtors and are outside of the Debtors’ control.

Liabilities Subject to Compromise

Liabilities subject to compromise refer to pre-petition obligations of the Debtors and do not represent the Debtors’ current estimate of known or potential obligations to be resolved in connection with the Chapter 11 cases. Differences between amounts recorded in the Debtors’ books as of their respective petition dates and the creditors’ claims, including taxing authorities and derivatives counterparties, filed by the Bar Date, may be material.

Post-petition Payables

The Debtors do not consider post-petition invoices as past due or delinquent if such invoices are subject to dispute, further review and/or reconciliation with the vendor. When an amount due is agreed upon, then an accrual is recorded in the Debtors’ balance sheets and disclosed in the MOR. Amounts accrued for professional fees in the statements of operations include fee applications filed and estimates thereafter. Amounts accrued for professional fees may also include adjustments to estimates recorded in prior months. Pursuant to Court Order (Docket 841), professionals file fee applications each month. Consequently, the Debtors accrue and report professional fees one month in arrears.

Borrowings

Borrowings to and from third parties have been presented in the balance sheets at face value as of the balance sheet dates. Unamortized debt issuance costs or other accounting conventions typically required under US GAAP for convertible debt instruments have been removed to reflect the face value of the borrowings in the financial statements.

Taxes

With regard to income taxes, the Company has historically accounted for its current and deferred tax assets and liabilities on a consolidated basis and consistent with the principles of US GAAP. Currently, the Debtors do not expect that any material income tax liabilities are reasonably likely to be incurred. Further, with respect to future potential refunds of income taxes already paid, the Debtors do not believe it has sufficient basis to reasonably estimate all future potential recoveries, and will adjust recorded receivables and reserves as amounts are settled. Accordingly, the Debtors have not provided for income taxes.

Legal Proceedings

The Debtors are involved in a number of unresolved judicial, regulatory, arbitration, and similar proceedings. The Debtors are currently unable to determine the financial impact of such proceedings and how any recoveries or liabilities may affect the financial statements. As more information becomes available, the Debtors may record related amounts, which may be material, in future MORs.

Subsequent Events

The Debtors have recorded amounts in the financial statements as of the balance sheet dates based on the information available at the time the review was performed. Any events subsequent to the time of the review are not reflected in the financial statements and will be reflected in future MORs.

The Bar Date for all creditors to file proofs of claim in the Debtors’ cases has passed. The Debtors and the Chapter 11 Trustee’s professionals are currently reviewing claims submitted and identifying, among other things, differences between amounts claimed by purported creditors and the amounts recorded in the Debtors’ books and records as of their respective Petition Dates. The Debtors and the Chapter 11 Trustee’s professionals are also currently reviewing administrative claims submitted and identifying, among other things, differences between amounts claimed by purported creditors and the amounts recorded in the Debtors’ books and records subsequent to their respective Petition Dates. The Debtors are in the process of investigating these differences (including unliquidated and contingent claims) and will seek to reconcile such differences through their claims resolution processes. The Debtors expect to identify claims that they believe should be disallowed for a

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

number of reasons, including but not limited to: claims that are duplicative of other claims; claims that are amended by later filed claims; claims that are not properly filed against a Debtor in these proceedings; and claims that are either overstated, assert an incorrect priority or that cannot otherwise properly be asserted against these Debtors. The Debtors intend to object to such claims as appropriate. Accordingly, adjustments, which may be material, may be reflected in future MORs.

On January 31, 2013, the Bankruptcy Court approved a settlement agreement between MFGI and the SIPA Trustee, on the one hand, and MF Global UK Ltd. (“MFG UK”) and its special administrators, on the other hand, to resolve all claims by and between MFGI and MFG UK. Separately, the Chapter 11 Trustee and the SIPA Trustee entered into a letter agreement that resolves substantially all of the Debtors’ and MFGI’s intercompany claims. The Chapter 11 Trustee and MFG UK’s special administrators resolved the claims between their respective estates.

On January 10, 2013, a group of ad hoc creditors (the “Creditor Co-Proponents”) filed the Plan of Liquidation for the Debtors (Docket No. 996) and a corresponding disclosure statement (Docket No. 995). Following the filing of the initial plan, the Chapter 11 Trustee agreed to become a plan proponent, and the Chapter 11 Trustee’s professionals worked with counsel for the Creditor Co-Proponents to update the plan and disclosure statement with current and other necessary information. On February 2, 2013, the Creditor Co-Proponents and the Chapter 11 Trustee (together, the “Plan Proponents”) filed the Joint Plan of Liquidation Pursuant to the Bankruptcy Code for the Debtors (Docket No. 1031) and a corresponding disclosure statement (Docket No. 1029).

The joint plan went through several more iterations, with amended versions filed on February 12, 2013 (Docket No. 1070) and February 15, 2013 (Docket No. 1094). Corresponding disclosure statements were filed with these new versions of the joint plan. (Docket Nos. 1069, 1092).

On February 19, 2013, the Bankruptcy Court entered an order (Docket No. 1101) (i) approving the February 15, 2013 version of the disclosure statement (Docket No. 1092) as containing adequate information under section 1125(a) of the Bankruptcy Code, (ii) establishing procedures for the solicitation of votes on the joint plan (the “Solicitation Procedures”), and (iii) scheduling a hearing on confirmation of the joint plan.

The joint plan was amended again and filed, as amended, on February 20, 2013 (Docket No. 1111-3), along with an amended version of the disclosure statement (Docket No. 1111-1). The February 20, 2013 versions of the joint plan and disclosure statement are hereinafter referred to as the “Original Plan” and the “Original Disclosure Statement.”

After the Original Plan was filed, the Plan Proponents engaged in discussions with JPMorgan Chase Bank, N.A. (“JPMorgan”), a member of the Creditors’ Committee and a lender and administrative agent under the Debtors’ pre-petition liquidity facility. JPMorgan informed the Plan Proponents that it intended to file an objection to the Original Plan based on the proposed settlement of certain intercompany claims (the “Original Interco Settlement”) under the Original Plan. On February 27, 2013, the Bankruptcy Court ordered the Creditor Co-Proponents and JPMorgan to submit to mediation (the “Mediation”) before the Honorable James M. Peck of the Bankruptcy Court. The parties met with Judge Peck on March 4, 2013, and the Mediation was ultimately successful. JPMorgan and the Plan Proponents entered into a Stipulation Settling Disputes Between JPMorgan and Plan Proponents (Docket No. 1192) (the “Mediation Settlement”).

Pursuant to the terms of the Mediation Settlement, the Plan Proponents agreed to amend the Original Plan and Original Disclosure Statement to include, among other things, a revised version of the Original Interco Settlement (the “Revised Interco Settlement”). On March 8, 2013, the Plan Proponents filed their Motion to (I) Approve the Disclosure Statement Supplement, (II) Approve Expedited Solicitation Procedures with Respect to the Disclosure Statement Supplement and Plan Adjustment, and (III) Grant Related Relief (Docket No. 1182) (the “Supplement Motion”), wherein the Plan Proponents (i) sought approval of a supplement to the Original Disclosure Statement (the “Disclosure Statement Supplement”) that, among other things, included the Revised Interco Settlement and (ii) amended the Plan through a “Plan Adjustment.” On March 11, 2013, the Bankruptcy Court granted the Supplement Motion (Docket No. 1193). The Original Disclosure Statement, as modified by the Disclosure Statement Supplement, shall be referred to herein as the “Disclosure Statement.”

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

On April 1, 2013, the Plan Proponents filed the Amended and Restated joint Plan of Liquidation Pursuant to the Bankruptcy Code for the Debtors (Docket No. 1267) (the “Amended Plan”), which updates the Original Plan to include the changes set forth in the Plan Adjustment.

On April 5, 2013, the Bankruptcy Court entered the Order Confirming the Amended Plan (the “Confirmation Order”) (Docket No. 1288).

On April 22, 2013, the Plan Proponents filed a Motion for Entry of an Order Approving Nonmaterial Modifications to the Amended Plan Pursuant to Section 1127(b) of the Bankruptcy Code (Docket No. 1351) (the “Plan Modification Motion”). The Plan Modification Motion sought approval of certain changes to the Amended Plan, including, without limitation, the creation of the MF Global Litigation Trust (the “Litigation Trust”) pursuant to the Litigation Trust Agreement (collectively, the “Plan Modifications”).

On May 2, 2013, the Bankruptcy Court entered an Order (Docket No. 1376) (the “Plan Modification Order”) granting the Plan Modification Motion. The Plan Modification Order, among other things, approved the Plan Modifications. The Plan Modification Order also modified the Confirmation Order to include the Plan Modifications.

On May 3, 2013, the Plan Proponents filed the Second Amended and Restated Joint Plan of Liquidation pursuant to the Bankruptcy Code for the Debtors (Docket No. 1382) (the “Second Amended Plan”), which reflects the Plan Modifications approved by the Plan Modification Order. The Second Amended Plan is not yet effective. In accordance with the Second Amended Plan, the Second Amended Plan will become effective upon the satisfaction or waiver of certain conditions precedent.

As of the filing of the MOR, the Plan Proponents have filed nineteen omnibus objections to claims (Docket Nos. 1106, 1107, 1108, 1109, 1117, 1128, 1157 – 1166, 1312, 1400, 1401).

To date, orders have been entered sustaining the first through sixth omnibus objections to claims to the extent set forth in the respective orders (Docket Nos. 1343 to 1346, 1341 and 1342.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Schedule of Cash Receipts and Disbursements

For the Period April 1, 2013 through April 30, 2013

	MF Global Finance USA Inc.	MF Global Holdings Ltd.	MF Global Market Services LLC	MF Global Capital LLC	MF Global FX Clear LLC	MF Global Holdings USA Inc.	Total
Cash Inflows:
Receipts from Debtors (1)	$—	$—	$—	$—	$—	$325,827	$325,827
Other Cash (2)	1,147,336	—	—	—	—	4,433	1,151,770

Total Inflows	1,147,336	—	—	—	—	330,260	1,477,597

Cash Outflows:
Disbursements to Non-Debtors:
Payroll, Payroll Taxes and Benefits	—	(169,246)	—	—	—	(305,322)	(474,569)
Office Rent and Facility Expenses	—	(28,091)		—	—	(577)	(28,668)
Professional Fees	—	—	—	—	—	—	—
Other Cash (2)	(7,138,481)	(769,478)	(239)	(566)	—	(25,331)	(7,934,094)

Total Disbursements to Non-Debtors	(7,138,481)	(966,815)	(239)	(566)	—	(331,230)	(8,437,331)
Disbursements to Debtors (1)	(305,827)	(20,000)	—	—	—	—	(325,827)

Total Cash Outflows	(7,444,308)	(986,815)	(239)	(566)	—	(331,230)	(8,763,158)

Net Cash Flows:	$(6,296,971)	$(986,815)	$(239)	$(566)	$—	$(970)	$(7,285,561)

(1)

Transfers between Debtors relate primarily to the funding of payroll, healthcare benefit plan obligations, and facility expenses. Transfers into MF Global Finance USA Inc. represent weekly transfers of excess cash from MF Global Holdings USA Inc. to the cash collateral account maintained by MF Global Finance USA Inc. pursuant to the Cash Collateral Order.

(2)

In April 2013, MF Global Finance USA Inc. received $1.1 million from two counterparties related to margin loans. Pursuant to the Cash Collateral Order, 25% of these receipts were remitted by MF Global Finance USA Inc. to JP Morgan, as cash collateral agent. In addition to this, in April 2013, MF Global Finance USA Inc. disbursed $6.9 million to JP Morgan in final settlement for remaining amounts due pursuant to the Cash Collateral Order.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

Debtors’ Statements with respect to Bank Account Reconciliations,

Copies of Bank Statements, and Copies of Tax Returns

Bank Account Reconciliations

The Debtors affirm that reconciliations for all open and active bank accounts are prepared and maintained by the Debtors. Bank account reconciliations are not attached to this monthly operating report, but, if the U.S. Trustee requests copies, the Debtors will provide all reconciliations as soon as practical.

Bank Statements

The Debtors affirm that bank statements for all open and active bank accounts are maintained by the Debtors. In addition, the Debtors affirm that no bank accounts were closed during the current reporting period.

Copies of bank statements are not attached to this monthly operating report, but, if the U.S. Trustee requests copies, the Debtors will provide all copies as soon as practical.

Tax Returns

The Debtors affirm that certain tax returns have been filed during the current reporting period. Copies of those tax returns are not attached to this monthly operating report, but, if the U.S. Trustee requests copies, the Debtors will provide copies as soon as practical.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Cash Disbursement Journal

For the Period April 1, 2013 through April 30, 2013

Debtor	Date	Payroll, Payroll Taxes & Employee Benefits	Intercompany Transfer	Office Rent and Facility Expenses	Other	Total Disbursements (1)
MF Global Finance USA Inc.	4/3/2013	—	(1,093)	—	—	(1,093)
MF Global Finance USA Inc.	4/4/2013	—	—	—	(234,238)	(234,238)
MF Global Finance USA Inc.	4/11/2013	—	(144,800)	—	—	(144,800)
MF Global Finance USA Inc.	4/12/2013	—	(1,568)	—	—	(1,568)
MF Global Finance USA Inc.	4/15/2013	—	—	—	(52,696)	(52,696)
MF Global Finance USA Inc.	4/23/2013	—	(752)	—	—	(752)
MF Global Finance USA Inc.	4/25/2013	—	(12,999)	—	—	(12,999)
MF Global Finance USA Inc.	4/26/2013	—	(144,616)	—	—	(144,616)
MF Global Finance USA Inc.	4/26/2013	—	—	—	(6,851,547)	(6,851,547)

Total for MF Global Finance USA Inc.		—	(305,827)	—	(7,138,481)	(7,444,308)

MF Global Holdings Ltd.	4/2/2013	—	—	(20,002)	—	(20,002)
MF Global Holdings Ltd.	4/2/2013	—	—	—	(1,004)	(1,004)
MF Global Holdings Ltd.	4/3/2013	—	—	(802)	—	(802)
MF Global Holdings Ltd.	4/3/2013	(16,750)	—	—	—	(16,750)
MF Global Holdings Ltd.	4/4/2013	—	—	(224)	—	(224)
MF Global Holdings Ltd.	4/5/2013	—	—	(1,114)	—	(1,114)
MF Global Holdings Ltd.	4/9/2013	—	(20,000)	—	—	(20,000)
MF Global Holdings Ltd.	4/9/2013	(80,138)	—	—	—	(80,138)
MF Global Holdings Ltd.	4/9/2013	—	—	(1,425)	—	(1,425)
MF Global Holdings Ltd.	4/9/2013	—	—	(76)	—	(76)
MF Global Holdings Ltd.	4/9/2013	—	—	(7)	—	(7)
MF Global Holdings Ltd.	4/11/2013	—	—	(438)	—	(438)
MF Global Holdings Ltd.	4/12/2013	(9,250)	—	—	—	(9,250)
MF Global Holdings Ltd.	4/16/2013	(59,608)	—	—	—	(59,608)
MF Global Holdings Ltd.	4/16/2013	—	—	—	(29)	(29)
MF Global Holdings Ltd.	4/16/2013	—	—	—	(36)	(36)
MF Global Holdings Ltd.	4/17/2013	—	—	(103)	—	(103)
MF Global Holdings Ltd.	4/17/2013	—	—	—	(1,016)	(1,016)
MF Global Holdings Ltd.	4/18/2013	—	—	—	(290,367)	(290,367)
MF Global Holdings Ltd.	4/22/2013	(1,000)	—	—	—	(1,000)
MF Global Holdings Ltd.	4/22/2013	—	—	(3,755)	—	(3,755)
MF Global Holdings Ltd.	4/23/2013	(2,500)	—	—	—	(2,500)
MF Global Holdings Ltd.	4/24/2013	—	—	—	(1,000)	(1,000)
MF Global Holdings Ltd.	4/26/2013	—	—	—	(375,781)	(375,781)
MF Global Holdings Ltd.	4/26/2013	—	—	—	(100,244)	(100,244)
MF Global Holdings Ltd.	4/29/2013	—	—	(30)	—	(30)
MF Global Holdings Ltd.	4/29/2013	—	—	(34)	—	(34)
MF Global Holdings Ltd.	4/29/2013	—	—	(80)	—	(80)

Total for MF Global Holdings Ltd.		(169,246)	(20,000)	(28,091)	(769,478)	(986,815)

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Cash Disbursement Journal (cont’d)

For the Period April 1, 2013 through April 30, 2013

Debtor	Date	Payroll, Payroll Taxes & Employee Benefits	Intercompany Transfer	Office Rent and Facility Expenses	Other	Total Disbursements (1)
MF Global Holdings USA Inc.	4/3/2013	(1,238)	—	—	—	(1,238)
MF Global Holdings USA Inc.	4/3/2013	—	—	(289)	—	(289)
MF Global Holdings USA Inc.	4/9/2013	—	—	—	(20,000)	(20,000)
MF Global Holdings USA Inc.	4/12/2013	(450)	—	—	—	(450)
MF Global Holdings USA Inc.	4/12/2013	(433)	—	—	—	(433)
MF Global Holdings USA Inc.	4/12/2013	(686)	—	—	—	(686)
MF Global Holdings USA Inc. (2)	4/12/2013	(144,330)	—	—	—	(144,330)
MF Global Holdings USA Inc.	4/12/2013	(470)	—	—	—	(470)
MF Global Holdings USA Inc.	4/16/2013	—	—	—	(145)	(145)
MF Global Holdings USA Inc.	4/22/2013	—	—	—	(50)	(50)
MF Global Holdings USA Inc.	4/23/2013	—	—	—	(5,135)	(5,135)
MF Global Holdings USA Inc.	4/25/2013	(12,999)	—	—	—	(12,999)
MF Global Holdings USA Inc.	4/29/2013	(470)	—	—	—	(470)
MF Global Holdings USA Inc. (2)	4/29/2013	(144,146)	—	—	—	(144,146)
MF Global Holdings USA Inc.	4/30/2013	—	—	(289)	—	(289)
MF Global Holdings USA Inc.	4/30/2013	(102)	—	—	—	(102)

		(305,322)	—	(577)	(25,331)	(331,230)

MF Global Market Services LLC	4/16/2013	—	—	—	(39)	(39)
MF Global Market Services LLC	4/23/2013	—	—	—	(200)	(200)

Total for MF Global Market Services LLC		—	—	—	(239)	(239)

MF Global Capital LLC	4/15/2013	—	—	—	(100)	(100)
MF Global Capital LLC	4/16/2013	—	—	—	(33)	(33)
MF Global Capital LLC	4/16/2013	—	—	—	(33)	(33)
MF Global Capital LLC	4/23/2013	—	—	—	(200)	(200)
MF Global Capital LLC	4/23/2013	—	—	—	(200)	(200)

Total for MF Global Capital LLC		—	—	—	(566)	(566)

		(474,569)	(325,827)	(28,668)	(7,934,094)	(8,763,158)

(1)	The Total Disbursements column is presented on a gross basis. It includes transfers between debtor entities.
(2)

Disbursement includes amount paid for payroll taxes, as remitted by MF Global Holdings USA Inc, on behalf of all Debtors, to a third party payroll service provider, who in turn makes the actual tax payments to the respective taxing authorities.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Statements of Operations (1)

For the Period April 1, 2013 through April 30, 2013

	MF Global Finance USA Inc.	MF Global Holdings Ltd.	MF Global Market Services LLC	MF Global Capital LLC	MF Global FX Clear LLC	MF Global Holdings USA Inc.
Gain on recoveries	$—	$—	$—	$—	$—	$—
Loss on recoveries	—	—	—	—	—	—
Other income	—	397,208	—	—	—	—
Employee compensation and benefits	—	(89,108)	—	—	—	(300,627)
Facility and administrative expenses	—	(252,832)	—	—	—	(577)
Professional fees	—	(3,078,542)	—	—	—	—
Affiliate charges	(800,829)	1,992,530	(218,809)	(237,810)	(259,392)	(475,690)
Other expenses	(9,716)	(792,015)	(564)	(544)	(325)	221,030

Income/(loss)	$(810,544)	$(1,822,759)	$(219,373)	$(238,354)	$(259,717)	$(555,864)

(1)	Activity between Debtors is presented on a gross basis. The accompanying notes are an integral part of these statements.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Balance Sheets (1)

As of April 30, 2013

	MF Global Finance USA Inc.	MF Global Holdings Ltd.	MF Global Market Services LLC	MF Global Capital LLC	MF Global FX Clear LLC	MF Global Holdings USA Inc.
Cash	$24,101,825	$797,647	$2,030,720	$14,356,646	$15,575,894	$298,619
Securities Owned	—	1,384,100,222	—	—	—	—
Non-affiliate pre-petition receivables (2)	25,552,697	447,128	922,318	856,541	8,920,417	317,587
Non-affiliate post-petition receivables	—	—	—	—	—	—
Affiliate pre-petition receivables	1,928,363,522	2,071,417,764	38,184,758	39,912,560	25,590,181	228,590,525
Affiliate post-petition receivables	37,150,083	44,717,334	—	—	—	26,481,890
Other Assets	166,824	33,358,691	9,069,263	1,032,755	—	13,827,486

Total Assets	2,015,334,952	3,534,838,787	50,207,059	56,158,502	50,086,492	269,516,108

Liabilities subject to compromise:
Affiliate	(1,908,109,820)	(1,501,000,492)	(26,012,214)	(39,927,594)	(1,489,946)	(319,959,679)
Non-affiliate	(21,149,490)	(17,632,121)	(4,544,846)	(4,999,674)	(36,611,303)	(10,100,515)
Borrowings	—	(2,175,554,357)	—	—	—	—
Post-petition payables:
Affiliate	(22,323,131)	(48,807,681)	(3,639,606)	(4,022,977)	(4,451,438)	(15,492,866)
Non-affiliate	—	(40,930,818)	—	—	—	(975)
Borrowings (2)	—	—	—	—	—	—

Total Liabilities	(1,951,582,442)	(3,783,925,469)	(34,196,666)	(48,950,245)	(42,552,687)	(345,554,034)
	$63,752,510	$(249,086,682)	$16,010,393	$7,208,257	$7,533,805	$(76,037,927)

(1)

Activity between Debtors is presented on a gross basis. The accompanying notes are an integral part of these statements. Additional information on potential ranges of recoveries to the Debtors and ranges of recoveries to holders of pre-petition claims is included in the disclosure statement and Disclosure Statement Supplements (Docket Nos. 111-1, 1182, and 1193).

(2)

In April 2013, MF Global Finance USA Inc. received $1.1 million from two counterparties related to margin loans, which have resulted in reductions in Non-affiliate pre-petition receivables. Pursuant to the Cash Collateral Order, 25% of these receipts were remitted to JPMorgan, as cash collateral agent, which has resulted in a reduction in Post-petition Borrowings. In addition to this, in April 2013, MF Global Finance USA Inc. also disbursed $6.9 million to JP Morgan in final settlement for all amounts due pursuant to the Cash Collateral Order, which has resulted in a reduction in Post-petition Borrowings.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Status of Post-Petition Taxes

For the Period April 1, 2013 through April 30, 2013

	MF Global Finance USA Inc.	MF Global Holdings Ltd.	MF Global Capital LLC	MF Global Market Services LLC	MF Global FX Clear LLC	MF Global Holdings USA Inc.	Total
Employee Taxes (1)	$—	$(43,182)	$—	$—	$—	$(67,417)	$(110,599)
Employer Taxes (1)	—	(5,750)	—	—	—	(7,343)	(13,092)

Total Taxes Paid	$—	$(48,932)	$—	$—	$—	$(74,759)	$(123,692)

(1)

These taxes relate to payroll payments and are not outstanding as of April 30, 2013. These taxes are remitted by MF Global Holdings USA Inc., on behalf of all Debtors, to a third party payroll service provider, who in turn makes the actual tax payments to the respective taxing authorities.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Summary of Cash Collateral Borrowings and Unpaid Post-Petition Trade Payables

For the Period April 1, 2013 through April 30, 2013

	MF Global Finance USA Inc.	MF Global Holdings Ltd.	MF Global Market Services LLC	MF Global Capital LLC	MF Global FX Clear LLC	MF Global Holdings USA Inc.	Total
Available Cash Collateral
Available Cash Collateral Funds Provided by JP Morgan Chase Bank, N.A. as of March 31, 2013	$7,090,443	$—	$—	$—	$—	$48,038	$7,138,481
Net outflows to other Debtors to fund operations (1)	(305,827)	—	—	—	—	—	(305,827)
Repayment of cash collateral under Cash Collateral Order (3)	(7,138,481)	—	—	—	—	—	(7,138,481)
Other	353,865 (2)	—	—	—	—	(48,038)	305,827

Available Cash Collateral Funds Provided by JP Morgan Chase Bank, N.A.	—	—	—	—	—	—	—

Total Cash Collateral Funds Used	$(7,090,443)	$—	$—	$—	$—	$(48,038)	$(7,138,481)

Unpaid post-petition trade payables	$—	$316,870	$—	$—	$—	$975	$317,845

(1)

Transfers out of MF Global Finance USA Inc. relate primarily to the funding of payroll, healthcare benefit plan obligations, and facility expenses. Transfers into MF Global Finance USA Inc. represent weekly transfers of excess cash from MF Global Holdings USA Inc. to the cash collateral account maintained by MF Global Finance USA Inc. pursuant to the Cash Collateral Order.

(2)	Represents cash receipts in excess of amounts disbursed during the month within the cash collateral funds provided by JP Morgan.
(3)	In April 2013, MF Global Finance USA Inc. repaid all remaining amounts due pursuant to the Cash Collateral Order.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

MF Global Holdings Ltd., et al.

Summary of Professional Fees Accrued and Paid (1)

For the Period April 1, 2013 through April 30, 2013

	Amounts accrued prior to this period (2)	Amounts accrued this Period (2)	Total amount accrued through April 30, 2013 (2)	Amounts Paid this period	Cumulative Amounts Paid
Debtors’ Chapter 11 Trustee Professionals
Freeh Group International Solutions, LLC	$1,628,113	$119,246	$1,747,359	$—	$(545,943)
Freeh, Sporkin & Sullivan LLP (3)	1,791,572	—	1,791,572	—	(992,754)
Morrison & Foerster LLP	15,913,980	1,200,994	17,114,974	—	(5,622,487)
Pepper Hamilton LLP	3,740,958	398,726	4,139,684	—	(856,089)
Skadden, Arps, Slate, Meagher & Flom LLP	2,536,683	—	2,536,683	—	(1,301,489)
Kasowitz, Benson, Torres & Friedman LLP	1,154,173	—	1,154,173	—	(579,612)
FTI Consulting, Inc.	14,132,042	908,429	15,040,471	—	(4,866,432)
GCG, Inc.	1,242,100	90,257	1,332,357	—	(800,768)
Covington & Burling LLP	745,180	89,213	834,393	—	(267,397)

Total Debtor Professionals	42,884,801	2,806,865	45,691,666	—	(15,832,971)

SCC Professionals
Counsel — Dewey & LeBoeuf LLP (4)	3,739,471	—	3,739,471	—	(1,909,289)
Counsel — Proskauer Rose	5,143,571	132,793	5,276,364	—	(1,431,539)
Financial Advisors — Capstone Advisory Group, LLC	7,611,476	138,884	7,750,360	—	(2,712,116)

Total SCC Professionals	16,494,518	271,677	16,766,195	—	(6,052,943)

Total	$59,379,319	$3,078,542	$62,457,861	$—	$(21,885,914)

(1)

Fees presented are inclusive of expenses incurred and paid, as applicable. This schedule does not include payments made to parties deemed to be ordinary course professionals, with the exception of GCG Inc.‘s 156(c) retention, and amounts paid in the ordinary course of the Debtors’ businesses. The Debtors have not made any payments to insiders except for wages and expense reimbursements in the ordinary course of business.

(2)

Amounts accrued for professional fees in the Statements of Operations include fee applications filed and estimates thereafter. Amounts accrued for professional fees may also include adjustments to estimates recorded in prior months. Pursuant to Court Order (Docket No. 841), professionals file fee applications each month. Consequently, the Debtors accrue and report professional fees one month in arrears.

(3)	On August 28, 2012, Freeh, Sporkin & Sullivan LLC merged with Pepper Hamilton LLP.
(4)	On July 11, 2012, the Bankruptcy Court approved the retention of Proskauer Rose LLP as substitute attorneys to the Statutory Committee of Creditors nunc pro tunc to May 14, 2012.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In Re: MF Global Holdings Ltd., et al., Debtors	Chapter 11 Case Number: 11-15059 (MG) Jointly Administered

Debtor Questionnaire as of April 30, 2013

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns? (1)	X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies? (2)	X
5	Is the Debtor delinquent in paying any insurance premium payment? (3)	X
6	Have any payments been made on pre-petition liabilities this reporting period?		X
7	Are any post-petition receivables (accounts, notes or loans) due from related parties? (4)	X
8	Are any post-petition payroll taxes past due?		X
9	Are any post-petition State or Federal income taxes past due?		X
10	Are any post-petition real estate taxes past due?		X
11	Are any other post-petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?		X
13	Are any amounts owed to post-petition creditors delinquent?		X
14	Are any wage payments past due?		X
15	Have any post-petition loans been received by the Debtor from any party? (5)	X
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

(1)

The Debtors are currently delinquent in filing certain federal and state income and franchise tax returns relating to the fiscal year ended March 31, 2012. The Debtors are endeavoring to file these returns as soon as possible.

(2)

As is customary prior to the expiration of the insurance policies, the Debtors received non-renewal notices from certain directors and officers liability, professional liability and employee benefit plan fiduciary liability insurers. At December 31, 2011, the Debtors, in their discretion, terminated a prior self-funded healthcare plan and replaced it with a premium based plan.

(3)

As of the date of this Monthly Operating Report, the Debtors have not paid insurance premiums relating to certain legacy professional liability and public liability insurance policies. These legacy insurance policies, to the best of the Debtors’ knowledge, remain in full force and effect. As of May 31, 2012, the Debtors entered into new insurance programs with a single financial lines policy (D&O, E&O, EPL, Fiduciary, Fidelity) for the 2012-13 policy period reflecting Debtors’ current insurance needs. The Debtors are paid in full for the new insurance programs.

(4)

In accordance with the Cash Collateral Order, the Debtors were authorized to pay necessary budgeted expenses of certain Non-Debtor Entities in order to preserve the assets and value of the Estates. Payment of these obligations is a reimbursement due to the Debtors.

(5)	In accordance with the Bankruptcy Court’s Cash Management Order, certain obligations of the Debtors were funded with unsecured intercompany loans from a Non-Debtor Entity, MF Global FX LLC.